Exhibit 99.1

Regal Entertainment Group Reports Results for the
Fiscal Fourth Quarter & Full Year 2004
 and Declares Quarterly Dividend of $0.30 per Share

Knoxville, Tennessee – February 10, 2005 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands and its media company, Regal CineMedia, today announced fiscal fourth quarter and full year 2004 results.

Total revenues for the quarter ended December 30, 2004 were $643.1 million, a 6.0% decrease compared to total revenues of $683.8 million for the quarter ended January 1, 2004.  Net income totaled $32.8 million in the fourth quarter of 2004 compared to net income of $58.8 million in the comparable quarter of 2003.  Adjusted earnings per diluted share, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation (net of related tax effect)(1), was $0.22 for the fourth quarter of 2004 compared to $0.41 in the fourth quarter of 2003.  Adjusted EBITDA(2) of $132.7 million for the quarter ended December 30, 2004 decreased 19.0% from $163.8 million in the comparable period in 2003 and represented an Adjusted EBITDA margin of 20.6%.  Results for the fourth fiscal quarter of 2003 and for fiscal 2003 were significantly and positively impacted by the timing of our fiscal calendar which consisted of a 14 week period in the fourth quarter of 2003 compared to a 13 week period in the fourth quarter of 2004 and a 53 week period in 2003 compared to a 52 week period in 2004.  The results of operations for the Company include the results of operations for the acquired Hoyts Cinemas theatres for all periods subsequent to March 27, 2003 and Signature Theatres subsequent to September 30, 2004.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share.  The dividend is payable on March 15, 2005, to stockholders of record on March 1, 2005.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“In 2004, Regal Entertainment Group acquired and integrated Signature Theatres, returned value to shareholders in the form of dividends totaling over $840 million and continued to generate significant free cash flow,” stated Mike Campbell, CEO of Regal Entertainment Group’s theatre operations and Co-CEO of Regal Entertainment Group.

“Regal CineMedia finished the year with a strong quarter as the advertising, CineMeetings & Events and Corporate Box Office businesses all exceeded their internal targets,” said Kurt Hall, Chief Executive Officer of Regal CineMedia and Co-CEO of Regal Entertainment Group.  Mr. Hall continued, “CineMedia continues to provide incremental revenue and EBITDA for Regal and while year-over-year revenue growth slowed a bit as advertising sell-thru for the 2wenty approached 100%, the expansion of other CineMedia advertising and marketing platforms and businesses continued to provide incremental growth.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2004.  All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss fourth quarter and year-end 2004 results on February 10, 2005 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 800-289-0493 (Domestic) and 913-981-5510 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 888-203-1112 (Domestic) and 719-457-0820 (International) and enter the conference ID #9248933. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,273 screens in 558 locations in 40 states. Regal operates approximately 18% of all indoor screens in the United States including theatres in 43 of the top 50 U.S. markets and growing suburban areas.  We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through Regal CineMedia, develop new sources of revenue and cash flow by utilizing Regal’s existing asset base.

Regal CineMedia is a wholly owned subsidiary of Regal Entertainment Group focusing on the expansion and development of advertising and new uses for Regal’s theatre assets, while at the same time enhancing the movie-going experience. Regal CineMedia operates other divisions that focus on business meetings, corporate communications, interactive education and special productions in a theatre environment, including the presentation of entertainment, music and sports events, as well as the sale of group tickets and gift certificates.

Additional information is available on the Company’s Web site at www.REGmovies.com or www.regalcinemedia.com

# # #

Financial Contact:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Operations Information

For the Fiscal Quarters Ended 12/30/04 and 1/1/04

(dollars in millions, except per share data)

	Quarter Ended		Four Quarters Ended
	13 Weeks Dec. 30, 2004	14 Weeks Jan. 1, 2004	52 Weeks Dec. 30, 2004	53 Weeks Jan. 1, 2004
Revenues:
Admissions	$428.4	$463.1	$1,657.9	$1,690.0
Concessions	165.8	175.1	636.4	646.2
Other operating revenues	48.9	45.6	173.7	153.7
Total revenues	643.1	683.8	2,468.0	2,489.9

Operating expenses:
Film rental and advertising costs	235.3	247.7	878.5	908.9
Cost of concessions	24.5	26.1	94.9	92.9
Rent expense	76.9	73.6	287.0	278.5
Other operating expenses	158.1	156.8	638.1	603.1
General and administrative expenses	15.6	15.8	63.5	62.1
Merger and restructuring expenses and amortization of deferred stock compensation	1.5	2.1	6.4	8.9
Depreciation and amortization	43.8	43.6	174.6	158.5
Net loss (gain) on disposal and impairment of operating assets	2.5	0.4	(1.4)	(2.1)
Gain on lawsuit settlement	—	—	(8.2)	—

Income from operations	84.9	117.7	334.6	379.1

Interest expense, net	28.2	21.1	95.6	72.0
Minority interest in earnings of consolidated subsidiaries	—	0.1	0.9	0.6
Loss on debt extinguishment	—	—	76.1	—
Other, net	(0.1)	—	6.5	(0.1)
Income before income taxes	56.8	96.5	155.5	306.6
Provision for income taxes	24.0	37.7	64.7	121.2
Net income	$32.8	$58.8	$90.8	$185.4

Diluted earnings per share	$0.21	$0.40	$0.61	$1.30
Adjusted diluted earnings per share, excluding loss on debt extinguishment, merger and restructuring expenses and deferred stock compensation expense, net of related tax effects	$0.22	$0.41	$0.94	$1.34

Weighted average number of diluted shares outstanding (in millions):	153.6	145.3	149.2	142.8

Consolidated Summary Balance Sheet Information

(dollars in millions)

	As of	As of
	Dec. 30,	Jan. 1,
	2004	2004
Cash and cash equivalents	$243.9	$288.8
Total assets	2,537.2	2,471.8
Total debt	2,005.8	1,227.2
Stockholders’ equity	77.3	794.9

Operating Data

	Quarter Ended		Four Quarters Ended
	Dec. 30,	Jan. 1,	Dec. 30,	Jan. 1,
	2004	2004	2004	2004
Theatres at period end	558	550	558	550
Screens at period end	6,273	6,045	6,273	6,045
Average screens per theatre	11.2	11.0	11.2	11.0
Attendance (in thousands)	65,140	72,248	253,835	265,629
Average ticket price	$6.58	$6.41	$6.53	$6.36
Average concessions per patron	$2.55	$2.42	$2.51	$2.43

Reconciliation of Net Income to Total EBITDA and Net Cash Provided by Operating Activities

(dollars in millions)

		Quarter Ended		Four Quarters Ended
		Dec. 30,	Jan. 1,	Dec. 30,	Jan. 1,
		2004	2004	2004	2004
Net income		$32.8	$58.8	$90.8	$185.4
Interest expense, net		28.2	21.1	95.6	72.0
Provision for income taxes		24.0	37.7	64.7	121.2
Depreciation and amortization		43.8	43.6	174.6	158.5
Total EBITDA		128.8	161.2	425.7	537.1

EBITDA –	Theatre group, net of inter-company eliminations	111.1	146.2	369.1	496.8
EBITDA –	Regal CineMedia	17.7	15.0	56.6	40.3

Total EBITDA		128.8	161.2	425.7	537.1
Interest expense, net		(28.2)	(21.1)	(95.6)	(72.0)
Provision for income taxes		(24.0)	(37.7)	(64.7)	(121.2)
Deferred income taxes		4.2	15.1	7.4	26.4
Changes in operating assets and liabilities		97.2	89.1	36.6	102.0
Loss on debt extinguishment		—	—	76.1	—
Other items, net		0.7	1.9	1.9	3.8
Net cash provided by operating activities		$178.7	$208.5	$387.4	$476.1

Reconciliation of Total EBITDA to Total Adjusted EBITDA

(dollars in millions)

		Quarter Ended		Four Quarters Ended
		Dec. 30,	Jan. 1,	Dec. 30,	Jan. 1,
		2004	2004	2004	2004
Total EBITDA		$128.8	$161.2	$425.7	$537.1
Loss (gain) on disposal and impairment of operating assets		2.5	0.4	(1.4)	(2.1)
Gain on lawsuit settlement		—	—	(8.2)	—
Merger and restructuring expenses and amortization of deferred stock compensation		1.5	2.1	6.4	8.9
Loss on debt extinguishment		—	—	76.1	—
Minority interest and other, net		(0.1)	0.1	7.4	0.5
Total Adjusted EBITDA (2)		$132.7	$163.8	$506.0	$544.4
Adjusted EBITDA –	Theatre group, net of inter-company eliminations	$115.0	$148.7	$449.0	$502.9
Adjusted EBITDA –	Regal CineMedia	$17.7	$15.1	$57.0	$41.5

Free Cash Flow

(dollars in millions)

	Quarter Ended		Four Quarters Ended
	Dec. 30,	Jan. 1,	Dec. 30,	Jan. 1,
	2004	2004	2004	2004
Net cash provided by operating activities	$178.7	$208.5	$387.4	$476.1
Capital expenditures	(43.5)	(47.7)	(124.3)	(137.5)
Proceeds from asset sales	5.0	3.4	51.3	22.1
Free cash flow (2)	$140.2	$164.2	$314.4	$360.7

Reconciliation of Earnings Per Diluted Share

(dollars in millions, except per share data)

	Quarter Ended		Four Quarters Ended
	Dec. 30,	Jan. 1,	Dec. 30,	Jan. 1,
	2004	2004	2004	2004
Net income	$32.8	$58.8	$90.8	$185.4
Loss on debt extinguishment, net of related tax effects	—	—	45.7	—
Net income, excluding loss on debt extinguishment, net of related tax effects	32.8	58.8	136.5	185.4
Merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect	0.9	1.3	3.8	5.4
Net income excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects	$33.7	$60.1	$140.3	$190.8

Weighted average number of diluted shares	153.6	145.3	149.2	142.8
Adjusted earnings per diluted share, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects (1)	$0.22	$0.41	$0.94	$1.34
Earnings per diluted share	$0.21	$0.40	$0.61	$1.30

(1)          We have included adjusted earnings per diluted share, which excludes loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, gain/loss on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other, net) was approximately $132.7 million, or 20.6% of total revenues, for the quarter ended December 30, 2004.  We believe Total EBITDA, Total Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2003 Annual Report on Form 10-K and the Company’s 2004 Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during 2004.  Total EBITDA, Total Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.